Exhibit 99.01

FOR IMMEDIATE RELEASE

Symantec Announces New Strategy to Fuel Growth and Plans to Separate into

Two Public Industry-Leading Technology Companies

Separation to Increase Focus and Strategic Flexibility for both Security and

Information Management Businesses

MOUNTAIN VIEW, Calif. — October 9, 2014 — Symantec Corp. (NASDAQ: SYMC) today announced that its Board of Directors has unanimously approved a plan to separate the company into two, independent publicly traded companies: one business focused on security and one business focused on information management (“IM”). Symantec’s decision to pursue a separation follows an extensive business review of the company’s strategy and operational structure. Creating two standalone businesses will allow each entity to maximize its respective growth opportunities and drive greater shareholder value.

“As the security and storage industries continue to change at an accelerating pace, Symantec’s security and IM businesses each face unique market opportunities and challenges. It has become clear that winning in both security and information management requires distinct strategies, focused investments and go-to market innovation,” said Michael A. Brown, Symantec president and chief executive officer. “Separating Symantec into two, independent publicly traded companies will provide each business the flexibility and focus to drive growth and enhance shareholder value.”

The separation will allow each company to:

•	Focus on its unique growth opportunities, R&D investments, and go-to-market capabilities

•	Reduce operational complexity

•	Enhance strategic flexibility, pursue partnerships, and develop independent M&A strategies

•	Set distinct capital allocation policies

Mr. Brown continued, “Taking this decisive step will enable each business to maximize its potential. Both businesses will have substantial operational and financial scale to thrive.”

Security Business

Symantec is a trusted leader in security with leading overall market share—twice the nearest competitor—in a market projected to reach $38 billion in 2018. The company’s security business sees more, analyzes more, and knows more about security threats than any other company in the world.

Its unified security strategy has three primary elements:

•	Deliver a unified security platform that integrates threat information from its Symantec products and Norton endpoints to generate more intelligence and telemetry, and integrate this threat information in a big data platform for superior threat analysis.

•	Grow its cybersecurity service capabilities across managed security, incident response, threat adversary intelligence and simulation-based training for security professionals. This is an enormous growth opportunity as managed security services is projected to be a $10 billion market by 2018 growing at a 30% CAGR from 2013 to 2018.

•	Simplify and integrate its security products portfolio by consolidating its Norton products to one offering and by extending its ATP and DLP capabilities into more of its products to maximize protection in each of its enterprise access points: endpoint, mail, web and server gateways. The first offering in this series will be an ATP threat defense gateway that Symantec expects to introduce by the end of this fiscal year.

The security business generated revenue of $4.2 billion in fiscal year 2014. The security business will include: consumer and enterprise endpoint security; endpoint management; encryption; mobile; Secure Socket Layer (“SSL”) Certificates; user authentication; mail, web and data center security; data loss prevention; hosted security; and managed security services.

Information Management Business

Symantec’s IM businesses compete in markets that were $11 billion in 2013 expanding to $16 billion by 2018. Its IM business is a market leader, serving 75% of the Fortune 500. The company’s appliance products are outpacing the industry with 27% year-over-year growth, while its backup products rank first in the industry. The IM business will allow organizations to harness the power of their information to enable highly informed decision making, no matter what system it resides on.

The information management strategy will do three things to realize this vision:

•	Innovate across its best-in-class portfolio of solutions to provide resilient, reliable foundational products for its customers’ information management strategy. This will allow the IM business to deliver capabilities to its customers however they want to buy, whether it’s on premise software, integrated appliances or in the cloud. For instance, the recently announced NetBackup 5330 Integrated Appliance doubles the capacity and performance of its industry leading appliance family.

•	Deliver solutions that dramatically reduce the Total Cost of Ownership of storing, managing, and deriving insights and business value from information and in the process help customers reduce the unmanaged proliferation of redundant and unused data. For example, the IM business will be delivering new integration with cloud providers that enable customers to help manage data across public and private clouds, such as cloud connectors for NetBackup and Recovery-as-a-Service (RaaS) for Azure Cloud.

•	Enable visibility, management, and control across an organization’s entire information landscape through an intelligent information fabric layer that integrates with its portfolio and third-party ecosystems. Next year, this capability will allow customers to view a map of their information, including Personally Identifiable Information (PII), to reduce the risk that their confidential and sensitive information is compromised.

The IM business generated revenue of $2.5 billion in fiscal year 2014. The Information Management business will include: backup and recovery; archiving; eDiscovery; storage management; and information availability solutions.

Organization

Michael A. Brown will be the President and CEO of Symantec and Thomas Seifert will continue to serve as CFO. John Gannon will be General Manager of the new information management business and Don Rath will be its acting CFO.

Gannon served as President and COO of Quantum. Prior to Quantum, he led HP’s commercial PC business. Rath joined Symantec in August 2012 and previously held senior tax and finance roles with Synopsys, Chiron and VERITAS.

Transaction Details

The transaction is intended to take the form of a tax-free distribution to Symantec shareholders of 100% of the IM business in a new, independent, publicly traded stock. The expected stock distribution ratio will be determined at a future date. The company expects to complete the spinoff by the end of December 2015. We expect to incur separation and restructuring charges through the completion of the transaction as we work to separate the two businesses.

The proposed separation is subject to customary conditions, including final approval by the company’s Board of Directors, the effectiveness of a Form 10 filing with the Securities and Exchange Commission, and satisfying foreign regulatory requirements. There can be no assurance that any separation transaction will ultimately occur and, if one does occur, there can be no assurances as to its terms or timing.

J.P. Morgan Securities LLC is serving as financial advisor to Symantec.

Business and Quarterly Outlook

Symantec reiterates the September quarterly guidance as stated on its August earnings call. The company intends to provide more detail about the quarter on its November 5th earnings call.

Conference Call

Symantec has scheduled a conference call for 5:00 p.m. ET / 2:00 p.m. PT today to review the proposed separation. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay and script of our officers’ remarks will be available on the investor relations’ home page shortly after the call is completed.

About Symantec

Symantec Corporation (NASDAQ: SYMC) is an information protection expert that helps people, businesses and governments seeking the freedom to unlock the opportunities technology brings — anytime, anywhere. Founded in April 1982, Symantec, a Fortune 500 company, operating one of the largest global data-intelligence networks, has provided leading security, backup and availability solutions for where vital information is stored, accessed and shared. The company’s more than 20,000 employees reside in more than 50 countries. Ninety-nine percent of Fortune 500 companies are Symantec customers. In fiscal 2014, it recorded revenues of $6.7 billion. To learn more go to www.symantec.com or connect with Symantec at: go.symantec.com/socialmedia.

NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.

Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

Forward-Looking Statements

This press release contains statements regarding our strategic direction and our projected financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements regarding our intention to separate the company into two, independent publicly traded companies and the expected benefits to be realized as a result of the separation; statements with respect to the proposed timing of the separation; the projected market growth rates for the security business and the information management business; and our reiteration of Symantec’s previously-issued quarterly guidance on revenue, operating margin and earnings per share. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: risks related to the separation of the company into the security business and the information management business, general economic conditions; maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and information management; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors sections of our Form 10-K for the year ended March 28, 2014.

MEDIA CONTACT:

Kristen Batch, Symantec Corp.

650-527-5152

kristen_batch@symantec.com

INVESTOR CONTACT:

Helyn Corcos, Symantec Corp.

650-527-5523

hcorcos@symantec.com